Renaissance 2002-3

Class A

Amortization run to maturity
		PPC-Fixed / PPC-Arm
Date	0% / 0%	50% / 50%	85% / 75%	115% / 100%	150% / 150%	175% / 175%	200% / 200%
27-Sep-02	100	100	100	100	100	100	100
25-Sep-03	99	92	87	84	78	75	71
25-Sep-04	97	79	68	58	46	39	32
25-Sep-05	95	65	49	36	21	13	5
25-Sep-06	93	53	36	27	17	13	5
25-Sep-07	91	43	28	20	11	8	5
25-Sep-08	89	36	22	14	7	5	3
25-Sep-09	86	31	18	10	5	3	2
25-Sep-10	83	26	14	8	3	2	1
25-Sep-11	80	23	11	5	2	1	*
25-Sep-12	78	19	9	4	1	*	0
25-Sep-13	75	17	7	3	1	*	0
25-Sep-14	71	14	5	2	*	0	0
25-Sep-15	67	12	4	2	*	0	0
25-Sep-16	63	10	3	1	0	0	0
25-Sep-17	60	9	3	1	0	0	0
25-Sep-18	57	7	2	*	0	0	0
25-Sep-19	53	6	2	*	0	0	0
25-Sep-20	50	5	1	0	0	0	0
25-Sep-21	45	4	1	0	0	0	0
25-Sep-22	41	4	1	0	0	0	0
25-Sep-23	38	3	*	0	0	0	0
25-Sep-24	35	2	*	0	0	0	0
25-Sep-25	32	2	0	0	0	0	0
25-Sep-26	28	2	0	0	0	0	0
25-Sep-27	24	1	0	0	0	0	0
25-Sep-28	20	1	0	0	0	0	0
25-Sep-29	16	*	0	0	0	0	0
25-Sep-30	11	*	0	0	0	0	0
25-Sep-31	5	0	0	0	0	0	0
25-Sep-32	0	0	0	0	0	0	0

WAL (Call)	17.31	5.82	3.94	3.07	2.32	1.97	1.67
Principal Window (Call)	Oct02-Apr31	Oct02-Apr18	Oct02-Feb13	Oct02-Aug10	Oct02-Aug08	Oct02-Sep07	Oct02-Jan07

WAL Maturity	17.36	6.2	4.23	3.29	2.49	2.12	1.79
Principal Window (Maturity)	Oct02-Aug32	Oct02-Oct30	Oct02-Dec24	Oct02-Jan20	Oct02-Dec15	Oct02-Dec13	Oct02-Jun12

LIBOR_1MO	1.82	1.82	1.82	1.82	1.82	1.82	1.82
LIBOR_6MO	1.83	1.83	1.83	1.83	1.83	1.83	1.83

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